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Exhibit 23.9


                         Consent of Director Designee
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February 25, 1997


        The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to her as a future director of Cabot Noble, Inc. in the Joint Proxy Statement - Prospectus included in this Registration Statement.


                                Signed:/s/ Linda G. Haft
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                                       Linda Haft